     PRICING SUPPLEMENT NO. 87                               Rule 424(b)(3)
     DATED: June 27, 1997                                File No. 333-17985
     (To Prospectus dated January 22, 1997
     and Prospectus Supplement dated January 22, 1997)


                               $5,434,620,162
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes Book Entry Notes
 $35,000,000                  [x]                 [x]

 Original Issue Date: 7/3/97  Fixed Rate Notes    Certificated Notes
                              [_]                 [_]

 Maturity Date: 7/3/2000

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

 Applicable Only to Fixed Rate Notes:
 -----------------------------------

 Interest Rate:

 Applicable Only to Floating Rate Notes:
 --------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate: N/A

 [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

 [_]  Federal Funds Rate               Interest Reset Date(s): *

 [_]  Treasury Rate                    Interest Reset Period: Quarterly

 [_]  LIBOR Reuters                    Interest Payment Date(s): **

 [_]  LIBOR Telerate

 [_]  Prime Rate

 [x]  CMT Rate

 Initial Interest Rate: ***            Interest Payment Period: Quarterly

 Index Maturity:  Two Years

 Spread (plus or minus): +.11%

-------------------------
*    Quarterly on the 3rd, commencing October 3, 1997.

**   Quarterly on the 3rd, commencing October 3, 1997.

***  The CMT Rate on July 1, 1997, plus 11 basis points.

     The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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